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                                                                    Exhibit 23.1



                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 2 (Form S-3 No. 333-58958) and related Prospectus of National Processing, Inc. and to the incorporation by reference therein of our report dated January 23, 2003, with respect to the consolidated financial statements of National Processing, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP


Cleveland, Ohio
April 10, 2003